EXHIBIT 10.5

SUPPORT SERVICES AGREEMENT

TERMS AND CONDITIONS

This AGREEMENT, made effective March 1, 2012 by and between Ideal Restaurant Group, Inc. (CLIENT) with its principal place of business located at 277 North Avenue, Suite 200, New Rochelle, NY 10801 and The Schooner Group, LLC. (COMPANY) with its principal place of business at 1801 Mariner Drive #13, Tarpon Springs, FL 34689, mutually agree to the following:

Scope of Work

COMPANY will provide the following services for the fixed rate indicated in this document as part of this Support Services Agreement:

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COMPANY will provide the services listed in this agreement from 9:00 AM to 4:30 PM, Monday through Friday, with the exception of authorized holidays as identified elsewhere in this agreement.

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COMPANY will establish and maintain financial records for the CLIENT using an accounting software program to track the receipt and distribution of all funds on behalf of the CLIENT.

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CLIENT will grant the COMPANY signature authority on all CLIENT checking accounts so that COMPANY may make appropriate payments on behalf of the CLIENT.

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CLIENT will provide COMPANY with on-line access to all CLIENT accounts so that COMPANY may monitor such accounts for errors or unauthorized transactions. COMPANY will notify the CLIENT’S designated contact immediately upon discovery of any transaction which it suspects to be erroneous or unauthorized.

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COMPANY will establish and maintain a website for the CLIENT which will describe the services provided by the CLIENT and publish the contact information for the CLIENT management team.

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COMPANY will create and publish job descriptions on the CLIENT’S website as requested to fill job vacancies in the CLIENT’S organization. CLIENT will comply with and provide COMPANY with all necessary information to complete these postings.

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COMPANY will provide CLIENT and CLIENT’S accountant with standard financial reports. (i.e., Balance Sheets, Income Statements, General Ledger reports, etc…)

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COMPANY will establish a payroll processing agreement for the CLIENT with a major service provider such as, ADP or Paychex. Company will submit payroll information to the vendor and will track all payroll expense through the accounting software system.

This services listed above in this agreement may be amended by written addendum to include additional responsibilities and services at the mutual consent of both parties.

Term of the AGREEMENT

The initial term of this agreement is five years. This contract shall continue on a month to month basis after the initial 60 month term during the negotiation of a renewal agreement and pricing for subsequent years. Billing during this negotiation period will be provided monthly in advance at a rate of 110% of the rate prior to the expiration of the initial term.

Authorized Holidays

The following is a list of “Authorized Holidays”. COMPANY will not provide services on the following days:

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New Year’s Day

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Martin Luther King Jr. Day

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President’s Day

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Good Friday

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Memorial Day

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Independence Day

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Labor Day

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Columbus Day

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Thanks Giving Day

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Friday following Thanksgiving Day

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Christmas Eve

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Christmas Day

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New Year’s Eve

Consideration

The services described in this document shall be provided for the fixed sum of $500.00 per week for the first year of this agreement and shall increase by 5.0 % per year for the remainder of this agreement. CLIENT will pay COMPANY the agreed upon fee for services Bi-weekly.

Taxes

COMPANY will bill and the CLIENT agrees to pay all applicable taxes for the services described in this contract.

Confidential Information

COMPANY agrees to regard and preserve as confidential all information related to the business and activities of CLIENT, their patients, suppliers and other entities that may be obtained by COMPANY as a result of this agreement. COMPANY agrees to hold such information in trust and confidence for CLIENT and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of another party, unless authorized in writing by CLIENT. Information shall not be considered confidential to the extent that such information is: (i) already known to the receiving party free of any restriction at the time it was received; (ii) subsequently learned from a third party free of any restrictions and without breach of its AGREEMENT; (iii) becomes public knowledge through no wrongful act of either party; (iv) is independently developed by one party without reference to any Confidential Information of the other; or (v) required to be disclosed pursuant to a requirement of a government agency or law so long as the parties provide each other with timely written prior notice of such requirements.

COMPANY will require each of its employees that service the CLIENT to execute a Non-Disclosure AGREEMENT in the form attached hereto as Exhibit 1 – Non-Disclosure AGREEMENT. COMPANY will provide CLIENT with a true copy of each executed Non-Disclosure AGREEMENT upon request. COMPANY agrees to take any other steps reasonably required and/or appropriate to ensure compliance with the obligations set fort herein.

COMPANY acknowledges and agrees that, in event of a breach or threatened breach of any of the foregoing provisions, CLIENT will have no adequate remedy in damages and accordingly shall be entitled to injunctive relief against such breach or threatened breach of any Non-Disclosure AGREEMENT.

Warranty

COMPANY warrants that it will perform all services in a skillful, competent and workmanlike manner and in accordance with the services described in the Scope of Work or any attachment to this agreement. COMPANY does not warrant uninterrupted or error free operations.

Indemnification

CLIENT and COMPANY shall indemnify each other, its Directors, Members, Officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense or any litigation to which the individual may have been made a party because he or she is or was a Director, Member, Officer, or employee of the CLIENT or COMPANY. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to either the CLIENT or COMPANY for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as Director, Member, Officer, or employee. The right to indemnify for expenses shall also apply to expenses of suits which are settled if the court having jurisdiction of the matter shall approve of the settlement.

Force Majeure

Neither party will be considered in default or liable for any delays or failure to perform any of its obligations under this agreement if such delay or failure arises directly or indirectly from an act of God, acts of the public enemy, freight embargoes, strikes, quarantine restrictions, unusually severe weather conditions, insurrection, riot, and such causes beyond the control of the party, provided the effected party notifies the other party.

Limitation of Liability

In no event will either party be liable for any lost profits, lost savings, incidental damages, or consequential damages, even if the other party has been advised of the possibility of such damages.

Authorization

The parties hereby agree to be bound by the terms and conditions of this agreement:

Ideal Restaurant Group, Inc.

The Schooner Group, LLC

By:  /s/ Rudolph Southwell, Jr.

By:  /s/ Jeanne Coury

Name: _Rudolph Southwell, Jr.___

Name: Jeanne Coury___________

Title:  _President______________

Title: ___Managing Member_____

EXHIBIT 1

NON-DISCLOSURE AGREEMENT

I, __________________, am aware that Ideal Restaurant Group, Inc. (CLIENT) and my employer, The Schooner Group, LLC (COMPANY) have entered into a Support Services AGREEMENT (AGREEMENT) and I fully understand that it imposes certain obligations on COMPANY, some of which are specifically set forth below. I further understand that as part of its obligations under the AGREEMENT, COMPANY is required to obtain this written agreement from certain employees, including myself, to further ensure understanding and compliance with these obligations.

In consideration for my future assignment and/or responsibilities in connection with COMPANY’s performance under the AGREEMENT, I hereby acknowledge, represent and confirm to COMPANY and CLIENT as follows:

a) I have read the provisions of the Non-Disclosure Agreement, understand each of them, agree to them, and know of no agreements restrictions or obligations that prevent me from complying with them;

b) I will receive and maintain all information, perform all services and conduct myself, in all respects during the term of the AGREEMENT and for the requisite period thereafter, in a manner consistent with these obligations;

c) I agree not to directly or indirectly engage in, or assist others to engage in, any activity or conduct that violates the provisions of this Non-Disclosure Agreement.

Confidential Information: COMPANY agrees to regard and preserve as confidential all information related to the business and activities of CLIENT, their patients, suppliers and other entities with whom CLIENT does business, that may be obtained by COMPANY from any source or may be developed as a result of this AGREEMENT. COMPANY agrees to hold such information in trust and confidence for CLIENT and not to disclose such information to any person, firm or enterprise, or use any such information for its own benefit or the benefit of any other party, unless authorized by CLIENT in writing.

I understand that if I threaten to or actually breach or fail to observe any of the obligations set forth in this Non-Disclosure Agreement, CLIENT and COMPANY will be subject to irreparable harm, which will not be adequately satisfied by damages. I therefore agree that COMPANY and CLIENT shall be entitled to injunctive relief and/or any other remedies permitted, to ensure and enforce my compliance with these obligations in the unlikely event I do not comply with them; provided however, that no specification herein of any particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies.

By: ___________________________________

Date: ________________________

Name: _________________________________

Title: ________________________

Witness: ____________________________